Exhibit 23.1

Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-177799) pertaining to the 2011 Amended Incentive Plan, 2010 Stock Plan, and 2008 Stock Plan of Groupon, Inc. of our report dated March 30, 2012, with respect to the consolidated financial statements and schedule of Groupon, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2011.
/s/  Ernst & Young LLP

Chicago, Illinois
March 30, 2012